(EXHIBIT 10.A.7)



                                      FY95
                      SENIOR/EXECUTIVE INCENTIVE BONUS PLAN

PURPOSE:

The purpose of the Senior/Executive Incentive Bonus Plan "The Plan" is to focus the efforts of Senior Management towards predetermined, specific goals and objectives which are of critical importance to the success of the organization.

The program specifically:
     -encourages participants to achieve outstanding results toward company and individual objectives,

     -strengthens the ability of the organization to attract and retain high caliber, key management personnel, and

     -provides a leveraged compensation program that is based on performance towards objectives, with superior performance resulting in aggressive compensation levels.

ELIGIBILITY:
     -  Chief Executive Officer    -  Vice-Presidents
     -  Division Presidents        -  Senior Directors
     -  Senior Vice Presidents     -  Directors

Full year participants in the Senior/Executive Incentive Bonus Plan may not participate in other bonus plans without the approval of the Chief Executive Officer. However, nominal gift certificates and awards are acceptable (less than $500).

INCENTIVE BONUS GUIDELINES:
Bonus targets for eligible participants in the Senior/Executive Incentive Bonus Plan will be set individually and expressed as a percent of base salary as of 10/1/94 according to salary grade. If an individual's salary grade changes during the year, the bonus target may be adjusted on a prorated basis (see Administrative Procedures).

PERFORMANCE MEASUREMENTS:
There are two main components used to determine the bonus payout amounts after the end of the applicable biannual payout period (see Bonus Payouts): the Financial Performance Measurements and the Individual Performance Measurements . Details of the various performance measurements are described below.

Financial Performance
The Financial Performance Measurements consist of Units, Net Inventory Turns, Return on Capital Employed (ROCE), Operating Margin and Day Sales Outstanding. All Plan participants will be measured on either Corporate or Division Business Measurements as described in the Weighting of Performance Measurements section.

Individual Performance Measurement
The Individual Performance Measurement is based on performance against two to four objectives that are aligned with Corporate/Division strategic objectives.

Weighting of Performance Measurements
The weighting is from 60% to 80% on financial performance measurements and 20% to 40% on individual performance measurements, depending on position as shown in the table below. The financial results used in determining financial performance are based on the participant's position and will be either a Corporate or Divisional measurement. Functional Staff (e.g. Finance, Human Resources, Information Systems and Legal.) within a Division will be measured on the Division's Business Measurements. Details of the weighting of financial and individual performance measurements are as follows:

SR/EXEC FINANCIAL MEASUREMENTS:

                       FINANCIAL PERFORMANCE MEASUREMENTS
      CORPORATE                       Net        Days               INDIVIDUAL
                     Units  Operating Inventory  Sales    Corporate PERFORMANCE
                     Volume Margin    Turns    Outstanding   ROCE   MEASUREMENT

CEO/CFO/OOP            20%                                    60%       20%
Corporate
 Staff VP's/DIR's                                             60%       40%
ATG VP's/DIR's                                                60%       40%
WWOps-Sr VP            20%             25%                    35%       20%
WWOps-Ops
 VP's/ DIR's           20%             20%                    30%       30%
WWOps-Staff
 VP's/DIR's                            30%                    30%       40%


DIVISIONS/GEO's
PC Division-GM only     20%                                   60%       20%
PC Division- Ops
 VP's/DIR's             20%    30%     20%                              30%
PC Division-Staff
 VP's/DIR's                    40%     20%                              40%
ABS Division-Ops
 GM/VP's/DIR's          20%    30%     20%                              30%
ABS Division-Staff
 GM/VP's/DIR's          25%    35%                                      40%
AppleSoft Division-
 Ops GM/VP's/DIR's      40%    30%                                      30%
AppleSoft Division-
 Staff VP's/DIR's       25%    35%                                      40%
AOS Division-Staff
 VP's/DIR's                    70%                                      30%
AOS Division-Staff
 VP's/DIR's                    60%                                      40%
PIE Division -Ops
 GM/VP's/DIR's          20%    50%                                      30%
PIE Division-Staff
 VP's/DIR's             20%    40%                                      40%
GEO Presidents          35%    15%     15%        15%                   20%
GEO Division- Ops
 GM/VP's/DIR's          25%    15%     15%        15%                   30%
GEO Division-Staff
 VP's/DIR's             25%    35%                                      40%

Any exceptions to using these financial performance measurements must be approved by the Senior Vice President of Human Resources.

DETAILS OF AWARD DETERMINATION:
Target payouts (less deductions and withholdings) will be based on the expectation of meeting financial/division and individual performance goals. If the thresholds are met, period-end payouts will be calculated in each segment as described below.

FINANCIAL PERFORMANCE MEASUREMENTS


Corporate Performance Measurements
Corporate Performance Measurements will be Units, Return On Capital Employed (ROCE) and Net Inventory Turns. If the threshold is met, it will be multiplied by a percentage from 50% through 175% depending on Corporate Performance. If the threshold is not met, there will be no payout for that performance segment.

The bonus payouts at various achievements against plan for the Units, ROCE and Net Inventory Turns segments are shown in the tables below. Actual payouts between those shown will be calculated on any actual incremental % achievement against plan.


     Units Segment
This segment will measure quanity of Units achieved to Plan. The minimum threshold percent against plan is 98.8%. When the minimum threshold is reached, a bonus is paid equal to 50% of the Units bonus target. When 100% of the target is reached, a bonus equal to 100% of the Units portion of the target bonus is payable. At 105.5% of the Units target, the bonus payable equals 175% of the Units portion of the target bonus. Actual payouts may, therefore, range from 0% to a maximum of 175% of the Units portion of the target bonus.

PAYOUT TABLE:  UNITS

                % to        % Bonus    % per each
                Plan        Payout        Point
MAXIMUM        105.5%        175%        11.36%

               103.3%        150%        15.15%

PLAN           100.0%        100%                   Accelerator
                                                    Decelerator
THRESHOLD       98.8%         50%        41.67%

               less            0%
             than 98.8%

     ROCE Segment
This segment will measure Return On Capital Employed achieved to Plan. The minimum threshold percent against plan is 90%. When the minimum threshold is reached, a bonus is paid equal to 50% of the ROCE bonus target. When 100% of the target is reached, a bonus equal to 100% of the ROCE portion of the target bonus is payable. At 140% of the ROCE target, the bonus equals 175% of the ROCE portion of the target bonus. Actual payouts may, therefore, range from 0% to a maximum of 175% of the ROCE portion of the target bonus.

PAYOUT TABLE:  ROCE

                % to        % Bonus    % per each
                Plan        Payout        Point

MAXIMUM         140%         175%         2.31%

                132%         157%         2.31%
                124%         138%         2.00%
                116%         122%         1.50%
                108%         110%         1.25%
PLAN            100%         100%                   Accelerator
                                                    Decelerator
                 95%          65%         7.00%
THRESHOLD        90%          50%         3.00%
            less than 90%      0%

Net Inventory Turns Segment
This segment will measure Net Inventory Turns achieved to Plan. The minimum threshold percent against plan is 90%. When the minimum threshold is reached, a bonus is paid equal to 50% of the Net Inventory Turns bonus target. When 100% of the target is reached, a bonus equal to 100% of the Net Inventory Turns portion of the target bonus is payable. At 123% of the Net Inventory Turns target, the bonus equals 175% of the Net Inventory Turns portion of the target bonus. Actual payouts may, therefore, range from 0% to a maximum of 175% of the Net Inventory Turns portion of the target bonus.

PAYOUT TABLE:  NET INVENTORY TURNS

                % to        % Bonus    % per each
                Plan        Payout        Point

MAXIMUM         123%         175%         3.26%

                115%         150%         3.26%
                105%         116%         3.26%
PLAN            100%         100%                   Accelerator
                                                    Decelerator
                 95%          75%         5.00%
THRESHOLD        90%          50%         5.00%
           less than 90%       0%

Division Performance Measurements
Division Performance Measurements will be Units, Operating Margin, Net Inventory Turns and Days Sales Outstanding. If the threshold is met, it will be multiplied by a percentage from 50% through 175% depending on Division Performance. If the threshold is not met, there will be no payout for that performance segment. .

The bonus payouts at various achievements against plan for the Units, Operating Margin, Net Inventory Turns and Days Sales Outstanding segments
are shown in the tables below.   Actual payouts between those shown will be
calculated on any actual incremental % achievement against plan.Plan numbers and actual performance will be monitored by the World Wide Planning Group

If for any reason, there is a significant change in a Division's plan during the plan payment period, upon joint recommendation of Human Resources and World Wide Planning and with the approval of the Chief Executive Officer, plan targets may be changed or another alternative may be implemented.

If for any reason, including reorganization, a Division Business
Measurement is no longer applicable for the entire payment period, the Division Business Measurement will be replaced by the higher Division, Geography or Corporate Business Measurement.

Units Segment
This segment will measure quantity of Units achieved to Plan. The minimum threshold percent against plan is 98.8%. When the minimum threshold is reached, a bonus is paid equal to 50% of the Units bonus target. When 100% of the target is reached, a bonus equal to 100% of the Units portion of the target bonus is payable. At 105.5% of the Units target, the bonus payable equals 175% of the Units portion of the target bonus. Actual payouts may, therefore, range from 0% to a maximum of 175% of the Units portion of the target bonus.

PAYOUT TABLE:  UNITS

                % to        % Bonus    % per each
                Plan        Payout        Point

MAXIMUM        105.5%        175%        11.36%

               103.3%        150%        15.15%
PLAN            100%         100%                   Accelerator
                                                    Decelerator
THRESHOLD       98.8%         50%        41.67%
          less than 98.8%      0%

Operating Margin Segment
This segment will measure Operating Margin achieved to Plan. The minimum threshold percent against plan is 90%. When the minimum threshold is reached, a bonus is paid equal to 50% of the Operating Margin bonus target. When 100% of the target is reached, a bonus equal to 95% of the Operating Margin portion of the target bonus is payable. At 130% of the Operating Margin target, the bonus equals 175% of the Operating Margin portion of the target bonus. Actual payouts may, therefore, range from 0% to a maximum of 175% of the Operating Margin portion of the target bonus.

PAYOUT TABLE:  OPERATING MARGIN

                % to        % Bonus    % per each
                Plan        Payout        Point

MAXIMUM         130%         175%         3.0%

                120%         145%         3.0%
                115%         130%         3.0%
                110%         115%         3.0%
                105%         100%         1.0%
PLAN            100%          95%                   Accelerator
                                                    Decelerator
                 95%          75%         4.0%
THRESHOLD        90%          50%         5.0%
            less than 90%      0%

     Net Inventory Turns Segment
This segment will measure Net Inventory Turns achieved to Plan. The minimum threshold percent against plan is 90%. When the minimum threshold is reached, a bonus is paid equal to 50% of the Net Inventory Turns bonus target. When 100% of the target is reached, a bonus equal to 100% of the Net Inventory Turns portion of the target bonus is payable. At 123% of the Net Inventory Turns target, the bonus equals 175% of the Net Inventory Turns portion of the target bonus. Actual payouts may, therefore, range from 0% to a maximum of 175% of the Net Inventory Turns portion of the target bonus.

PAYOUT TABLE:  NET INVENTORY TURNS

                % to        % Bonus    % per each
                Plan        Payout        Point

MAXIMUM         123%         175%         3.26%

                115%         150%         3.26%
                105%         116%         3.26%
PLAN            100%         100%                   Accelerator
                                                    Decelerator
                 95%          75%         5.00%
THRESHOLD        90%          50%         5.00%
            less than 90%      0%

     Days Sales Outstanding Segment
This segment will measure Days Sales Outstanding achieved to Plan. The minimum threshold percent against plan is 90%. When the minimum threshold is reached, a bonus is paid equal to 50% of the Days Sales Outstanding bonus target. When 100% of the target is reached, a bonus equal to 100% of the Days Sales Outstanding portion of the target bonus is payable. At 115% of the Days Sales Outstanding target, the bonus equals 175% of the Days Sales Outstanding portion of the target bonus. Actual payouts may, therefore, range from 0% to a maximum of 175% of the Days Sales Outstanding portion of the target bonus.

PAYOUT TABLE:  DAYS SALES OUTSTANDING

                % to        % Bonus    % per each
                Plan        Payout        Point

MAXIMUM         115%%        175%         5.0%

                110%         150%         5.0%
                105%         125%         5.0%
PLAN            100%         100%                   Accelerator
                                                    Decelerator
                 95%          75%         5.0%
THRESHOLD        90%          50%         5.0%
           less than 90%       0%

INDIVIDUAL PERFORMANCE MEASUREMENT:
The Individual Performance measurement is based on performance against two to four key strategic, predetermined objectives. The Individual
Performance Measurement is determined by the supervising manager.
Each goal is weighted as to its importance. The overall weighting must equal 100%. Individual performance is measured as follows:


Achievement                                        % of Individual
                                                 Target Award Paid

CONSISTENTLY EXCEEDED Individual Performance Goals     121% - 150%
CONSISTENTLY MET ALL Individual Performance Goals      100% - 120%
MET MOST Individual Performance Goals                  80%  -  99%
DID NOT MEET Individual Performance Goals            No Award Paid

The overall assessment of the individual performance segment is calculated by multiplying the targeted dollar amount by the % achievement for each category as shown in the example below:

     Individual Performance segment = $8,500
     Weighting is calculated as shown below for each of the performance areas Overall individual performance weighting of 103% = a payout of $8,755


                                                         Individual
                         Weighting        Target   x    % Achievement =Payout

Market Share Goals         40%            $3,400           85%         $2,890
Customer Satisfaction      30%            $2,550          130%         $3,315
Employee Alignment         30%            $2,550          100%         $2,550
Overall                   100%            $8,500          103%         $8,755

The percentage award achieved under the Individual Performance Measurement is then applied to the portion of the Target Bonus, i.e. 40%, to determine the actual Individual Performance portion of the award.

The target will be multiplied by a percentage up to a maximum of 150% depending on the supervising manager's initial overall assessment of the individual's performance against objectives. Ratings of all participants will then be reviewed at higher levels of management within the division to ensure equity. This information will then be reviewed by the Board of Directors and depending on overall financial performance, individual percentage payouts may then be adjusted.

If the Individual Performance portion of the bonus is determined to be zero, no Financial portion of the bonus will be payable. Exceptions to no payment for Individual performance below 80%, and/or paying the Financial portion of the bonus when the Individual Performance is below 80%, must be approved by the Division President or Sr. Vice President and the Division Human Resources Manager. (Note: Also see the Corrective Action/Disciplinary Situations section on page 11.)

Bonus Payout:
Senior/Executive Incentive Bonus Plan payouts (less deductions and withholdings) will be paid biannually. The first payment will be based on "1st Half" (Q1 and Q2) Financial Performance results and will be paid during May/June after the close of Q2. The second payment will be based on "2nd Half" (Q3 and Q4) Financial Performance results as well as Individual Performance results for the entire fiscal year (Q1 - Q4) and will be paid during November/December following the end of the plan year. Both awards are paid out of the Senior/Executive Bonus Pool Fund.

There will be no Senior/Executive Incentive Bonus Plan payout on Financial or Individual performance if there is no Corporate operating profit or a Corporate operating loss. In this case, the CEO has the option to recommend appropriate individual awards to the Board of Directors.

ADMINISTRATIVE PROCEDURES:
The purpose of administrative procedures is to provide for consistency of administration of the incentive plans. The following guidelines apply only when previously stated plan requirements have been met.

New Hires, Promotions, and Transfers
An employee who is hired, promoted or transferred into a position in which he or she is eligible to become a participant may receive a prorated award (see Eligibility Proration Criteria section) based on the months in the position,

Employees promoted or transferred from one eligible position into another eligible position will require: a) a determination of whether a new target award and new objectives should be set; and b) prorated awards based on the number of months of service in each position during the plan year if the new target is different. Employees who transfer from one eligible position into another eligible position may receive a prorated award (see Division Proration Criteria section). Employees transferred into a position not eligible for participation will result in a prorated payment at the end of the plan year based on the number of months worked in the eligible position (see Eligibility Proration Criteria section)

The following example illustrates how an eligible employee who has been promoted would have their bonus calculated:

                                           Pro-rated Target Amount
10/1/94 Salary                $175,000
Bonus Target %                     30%
Bonus Target $                 $52,500      52,500         $26,250
                                        @ 6 months =
4/01/95 New Salary
after promotion               $183,750
New Bonus Target %                 43%
New Bonus Target $             $79,013     $79,013         $39,506
                                        @ 6 months =

TOTAL ANNUAL BONUS TARGET:                                 $65,756

Eligibility Proration Criteria
If eligibility for participation occurs before the 15th of the month, participants will receive credit for the full month. If eligibility for participation occurs on or after the 15th of the month, participants will receive credit for 1/2 month.

Division Proration Criteria
If a plan participant transfers from one division to another, the respective division measurement will be prorated by the number of months the plan participant was in each division according to the above
Eligibility Proration Criteria.

Terminations
Plan participants who terminate their employment, and are not employed by Apple on the last day of the biannual payment period, are not eligible to receive any award. If a plan participant terminates after the close of the biannual payment period, but prior to the actual distribution of the bonus payout, such participant will be eligible to receive a bonus plan award according to the terms of "The Plan".

Rehires
Plan participants who terminate their employment during the Plan year, and who are rehired and are employed by Apple on the last day of the biannual payment period, are eligible to receive an award. Such an award will be prorated to reflect only the period of time the participant was employed by Apple and according to the above Eligibility Proration Criteria.

Disability or Death
Awards will normally be prorated at the end of the plan year based on the amount of time the employee was an active participant (see Eligibility Proration Criteria section). In the case of a participant's death, any such award will be paid to the beneficiary as determined pursuant to the participant's designation of beneficiary under the employee's Apple life insurance plan.


Corrective Actions/Disciplinary Situations
If, during the applicable biannual bonus period or any time before the biannual bonus has actually been paid to the employee, management has determined that corrective action, discipline or demotion of an employee is appropriate, management may, in its discretion and in consultation with Human Resources, reduce or eliminate entirely the amount of bonus the employee would otherwise be eligible to receive. If, at the time a biannual bonus would otherwise be payable, such corrective action, discipline or demotion is being considered but has not yet been implemented, the entire bonus, or any portion of it, may be withheld until a decision on such action has been finalized and implemented.

Other Provisions
Participation in this Plan is not an agreement (express or implied) between the Plan participant and Apple that the participant will be employed by Apple for any specific period of time, nor is there any agreement for continuing or long-term employment. The Plan participant and Apple each have the right to terminate the employment relationship at any time and for any reason. This at-will employment relationship can only be modified by an agreement signed by the participant and Apple's Senior Vice President of Human Resources.

Any determination of performance, payment or other matters under this plan by management and/or the Board of Directors is binding on all interested persons.

Apple Computer Inc.'s obligation to pay out a Senior/Executive Incentive Bonus Plan award shall be unfunded and all payment of benefits shall be made from the general assets of Apple Computer, Inc. Title to and beneficial ownership of any assets of the 1995 Accrued Senior/Executive Incentive Bonus Plan accounts or any other assets which Apple Computer, Inc. may designate to pay bonuses hereunder shall before payment remain in Apple Computer, Inc.

This summary highlights the principle features of the bonus plan, but it does not describe every situation that can occur.

Apple Computer, Inc. retains the right to interpret, revise, modify or delete the plan at its sole discretion at any time

                                                              Attachment A.





                                Glossary of Terms



Days Sales Outstanding       Measure for average
                             length of time Apple must wait after
                             making a sale before receiving payment

Net Inventory Turns          Number of times average inventory would
                             be converted into Cost Of Goods Sold

Operating Margin             Gross Margin less Operating Expenses

ROCE Return On Capital Employed - After tax operating profit divided by capital employed (total assets excluding cash, less current liabilities plus capitalized operating leases)

Units A precisely defined quantity in terms of which measurement of quantities of the same kind (ex. CPU's, Servers, Newtons, Scanners, Powerbooks, Printers, etc.) can be expressed.